Exhibit 99.(h)(2)

Version: May 1, 2021

Baillie Gifford Funds

Baillie Gifford International All Cap Fund

Application Form

Subscription for Shares of Beneficial Interest

Amount of Subscription:	(US$)
Baillie Gifford International All Cap Fund

Subscriber Information

Name of Subscriber (hereinafter "SUBSCRIBER"):
Name for Registration (if different from SUBSCRIBER):
Person Signing (if different from SUBSCRIBER):
Capacity (if applicable):
Principal Place of Business, Local Office or Other Physical Location:
(Number and Street)

(City)	(State)	(Zip Code)
Telephone:
Fax:
E-mail:
Date of Organization:
(Month) (Day) (Year)
Jurisdiction of Organization:
Taxpayer Identification Number (or foreign tax identifying number, if any):
(If a non-U.S. SUBSCRIBER does not have a taxpayer identification number, the Fund may request alternative government-issued documentation certifying to the existence of the SUBSCRIBER’s business or enterprise.)
Ticker (if applicable):

Certification of Beneficial Owners

Any missing information may delay the account from being opened. The following types of shareholders are not required to complete this section:

1.	US registered mutual funds, collective trust funds, investment companies and other pooled investment vehicles

2.	Employer sponsored retirement plans

3.	Insurance companies

4.	Local, city and state governmental institutions

5.	Companies listed on the New York or NASDAQ stock exchanges

6.	Trusts

7.	Natural persons

All other types of shareholders should complete the section below:

Certification Regarding Beneficial Owners of Legal Entity Customers

To help the US government fight financial crime, Federal regulation requires certain financial institutions to obtain, verify and record information about the beneficial owners of legal entity shareholders.

What information do I have to provide?

Please provide the name, address, date of birth and Social Security number (or passport number or other similar information, in the case of Non-U.S. Persons) for the following individuals (i.e., the beneficial owners):

(i)	Each individual, if any, who owns, directly or indirectly, 25% or more of the equity interests of the shareholder (e.g., each natural person that owns 25% or more of the shares of a corporation); and

(ii)	An individual with significant responsibility for managing the shareholder (e.g., a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer).

Persons opening an account on behalf of a legal entity must provide the following information:

a. Name and Title of Natural Person Opening Account

b.       Name, Type, and Address of Shareholder

c. The following information for each individual, if any, who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, owns 25% or more of the equity interests of the legal entity listed above:

Name/Title	Date of Birth	Address (Residential or Business Street Address)	For US Persons: Social Security Number	For Non-US Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number

(If no individual meets this definition, please write ‘Not Applicable’.)

d. The following information for 1 individual with significant responsibility for managing the shareholder listed above, such as:

- An executive officer or senior manager (e.g., Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, Treasurer); or

- Any other individual who regularly performs similar functions.

(If appropriate, an individual listed under section (c) above may also be listed in this section (d)).

Name/Title	Date of Birth	Address (Residential or Business Street Address)	For US Persons: Social Security Number	For Non-US Persons: Social Security Number, Passport Number and Country of Issuance, or other similar identification number

I.	(name of natural person opening account), hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature	Date

Legal Entity Identifier (optional)

Investment Companies

Section 12(d)(1)(B) of the Investment Company Act of 1940, as amended (the “1940 Act”) contains limits on the extent to which shares in a registered open-ended investment company (the “acquired company”) can be knowingly sold to any other investment company (the “acquiring company”), or to any company controlled by the acquiring company.  Please provide the following information:

1. Is Subscriber (or any third party for the benefit of whom subscriber is making the subscription) an investment company (as defined in the 1940 Act)? Yes ☐ No ☐

2.            Would Subscriber (or any third party for the benefit of whom subscriber is making the subscription) be an investment company but for the exclusions from the definition of "investment company" provided under Section 3(c)(1) or Section 3(c)(7) of the 1940 Act?

Yes            ☐                                 No            ☐

3.            Is Subscriber (or any third party for the benefit of whom subscriber is making the subscription) controlled by an investment company (for these purposes, any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control such company)?

Yes            ☐                                 No            ☐

If yes is selected, please name the investment company that controls Subscriber.

If you have responded “yes” to any of the above three questions, please contact northamericanvehiclesteam@bailliegifford.com before completing this Subscription Agreement.

Subscriber Bank Information

Bank Name:
ABA Number:
Address:
(Number and Street)

(City)	(State)	(Zip Code)
Telephone:
Fax:
Account Name:
Account Number:

The Fund will keep these bank details on record and unless notified otherwise send all future redemption amounts to this account.

Authorized Signatory Information

Name of Authorized Signatory:
Job Title:
Address:
(Number and Street)

(City)	(State)	(Zip Code)
Telephone:
Fax:
E-mail:

On account opening the welcome pack will be sent to the SUBSCRIBER detailed in this Application Form. If you would like anybody else to receive this welcome pack please list their name, contact number and email address below:

Name	Contract Details

SUBSCRIBER hereby agrees as follows:

1 -	SUBSCRIBER hereby subscribes for shares of beneficial interest in Baillie Gifford International All Cap Fund (the "Fund") of Baillie Gifford Funds (the "Trust") indicated above and in the dollar amount(s) set forth above. Upon completion of this Application Form, SUBSCRIBER should send this Application Form by telecopy and courier to:

Baillie Gifford Funds

c/o Baillie Gifford Overseas Limited

Calton Square,

1 Greenside Row,

Edinburgh,

Scotland EH1 3AN

Attention: Julie Paul

Telecopy: 011 44 131 275 2363

After the Fund has reviewed the completed Application Form, SUBSCRIBER will receive telephonic notice of the acceptance or non-acceptance of the subscription. If the subscription is accepted by the Fund, SUBSCRIBER agrees to wire immediately available funds in the amounts indicated on the cover of this Application Form to the following account:

Field	Details
ABA:	011001234
Bank:	Bank of New York Mellon
DDA:	0000741698
DDA Name:	BNY Mellon Invstmt Servicing as Agent for Baillie Gifford US Consolidated
Further Credit:	Please indicate: 1. the name of the Fund; and 2. the name of the share class you are invested in; and 3. your transfer agent account number, as provided by Baillie Gifford Overseas Limited.

2 -	SUBSCRIBER agrees that, unless the Fund is otherwise specifically notified, this Application Form will be treated as dictating the terms of a subscription for shares of beneficial interest in the Fund (the "Shares") to become effective following the satisfaction of all of the conditions specified in Section 3 of this Application Form, unless otherwise agreed by the Fund.

3 -	SUBSCRIBER understands and agrees that this subscription for the Shares is ineffective and that SUBSCRIBER will not become a shareholder of the Fund until (i) SUBSCRIBER completes all applicable information requested in this Application Form, (ii) SUBSCRIBER executes this Application Form and delivers it to the Fund or its agent in accordance with the procedures set out herein, (iii) the Fund accepts the Application Form, which acceptance may be withheld in the Fund’s sole discretion, and (iv) the Fund can and has confirmed that the subscription amount has been received in the account listed in Section 1 above.

4 -	SUBSCRIBER represents and warrants to the Fund that SUBSCRIBER has received a copy of the Private Placement Prospectus dated May 1, 2021, as revised from time to time (the “Placement Prospectus”), relating to the offer for sale by the Fund of the Shares and has had an opportunity to request a Statement of Additional Information dated as of May 1, 2021, as revised from time to time (the "SAI"), and has reviewed the Placement Prospectus carefully prior to executing this Application Form. SUBSCRIBER acknowledges that SUBSCRIBER had the opportunity to ask questions of, and receive answers from, representatives of the Fund concerning terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of the information contained in the Placement Prospectus or the SAI. SUBSCRIBER further acknowledges that no person is authorized to give any information or to make any representation which is contrary to the information contained in the Placement Prospectus or the SAI and that, if given or made, any such contrary information or representation may not be relied upon as having been authorized.

5 -	SUBSCRIBER understands and agrees that a purchase fee may be applicable to this subscription for the Shares according to the terms described in the Placement Prospectus, and that some of the funds paid under this Application Form may be applied to such purchase fee.

6 -	SUBSCRIBER hereby elects:

☐	To reinvest all distributions of income and realized capital gains from the Fund in additional shares of the Fund;
or

☐	To receive all distributions of income and realized capital gains from the Fund as cash when declared.

7 -	SUBSCRIBER understands and agrees that, unless otherwise indicated above, SUBSCRIBER will be deemed to have elected to reinvest all distributions of income and capital gains.

8 -	SUBSCRIBER understands and agrees that any redemption monies due to SUBSCRIBER will be paid into the bank account supplied by the SUBSCRIBER in this Application Form unless otherwise advised to Baillie Gifford Overseas Limited at least 3 business days prior to redemption monies being paid by the Fund.

9 -	SUBSCRIBER understands and agrees that if SUBSCRIBER is not a US Person, the Fund may withhold US withholding tax from income distributions paid from the Fund which are due and payable to SUBSCRIBER. If SUBSCRIBER believes it is entitled to gross distribution payments from the Fund SUBSCRIBER should provide acceptable evidence of this entitlement to the Fund or its agent. In addition, SUBSCRIBER understands and agrees that the Fund may withhold an amount from all dividends and distributions, or from the proceeds of any redemptions of Fund Shares, pursuant to FATCA (meaning Sections 1471 through 1474 of the Code or any amended or successor version), any current or future regulations or official interpretations thereof and any agreement entered into pursuant thereto, including any intergovernmental agreements and any rules or guidance implementing such intergovernmental agreements) unless SUBSCRIBER provides forms, documentation, certifications and other information necessary or advisable, in the sole discretion of the Fund, to establish that SUBSCRIBER is in compliance with or exempt from FATCA, or for the Fund to comply with its obligations under FATCA, Fund or its agent.

10 -	SUBSCRIBER understands and acknowledges that, in selling the Shares to SUBSCRIBER, the Fund is relying on the representations made and information supplied in this Application Form to determine that the sale of the Shares to SUBSCRIBER complies with (or meets the requirements of any applicable exemption from) the Securities Act of 1933, as amended (the "1933 Act"), and applicable state securities laws.

11 -	SUBSCRIBER represents that it is acquiring the Shares subscribed for by this Application Form for its own account for investment only and not with a view to any resale or distribution.

12 -	SUBSCRIBER represents that it (either alone or together with its purchaser representative, whose identity has been disclosed to the Fund, if any) has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the investment represented by the Fund and that SUBSCRIBER is able to bear the economic risk of this investment including the risk of loss of the investment.

13 -	SUBSCRIBER understands that the Fund will offer the Shares only to investors which qualify as "accredited investors" as defined in Regulation D under the 1933 Act. SUBSCRIBER represents that it qualifies as an "accredited investor" because SUBSCRIBER is described in the paragraph or paragraphs indicated below:
(check one or more)

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his or her spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

☐	A natural person whose individual net worth, or joint net worth together with his or her spouse, exceeds $1,000,000 (for purposes of calculating net worth, (i) a person’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence shall be included as a liability).

☐	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D of the 1933 Act.

☐	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares offered, with total assets in excess of $5,000,000.

☐	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended.

☐	A bank as defined in Section 3(a)(2) of the 1933 Act, or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	An entity in which all of the equity owners are accredited investors as defined above.

14 -	SUBSCRIBER confirms it is an Institutional Account as defined by FINRA Rule 4512(2).[1]

☐ YES	☐ NO

1 The term “Institutional Account” means the account of: (1) a bank, savings and loan association, insurance company or registered investment company; (2) an investment adviser registered either with the SEC under Section 203 of the Investment Advisers Act or with a state securities commission (or any agency or office performing like functions); or (3) any other person (whether a natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million as of the date hereof (whether such assets are invested for such person’s own account or under management for the account of others).

15 -	SUBSCRIBER confirms it is (a) capable of evaluating investment risks independently, both in general and with regard to transactions and investment strategies involving securities; and (b) will exercise independent judgment and consult its own advisers to consider any recommendation to invest in the Fund.

☐ YES	☐ NO

16 -	SUBSCRIBER acknowledges that neither Baillie Gifford Overseas Limited nor any of its affiliates are undertaking, or have undertaken, to provide impartial investment advice, or to give advice in a fiduciary capacity, with regard to the decision as to whether SUBSCRIBER makes this subscription. SUBSCRIBER further acknowledges that Baillie Gifford Overseas Limited has informed it of the existence and nature of Baillie Gifford Overseas Limited’s financial interest in this subscription, including by disclosing that Baillie Gifford Overseas Limited earns asset-based fees in managing the Fund(s).

☐ YES	☐ NO

17 -	SUBSCRIBER represents that it is a resident of (or, if SUBSCRIBER is an entity, its principal offices are located in) ________________. (U.S. State)

18 -	SUBSCRIBER represents that it is not, and it is not opening an account with the Fund for, a “foreign financial institution” as defined in 31 C.F.R. Sec 103.175(h) (generally, (a) a foreign bank; (b) any branch or office located outside the United States of any broker or dealer, futures commission merchant or mutual fund; (c) any other person organized under foreign law that, if it were located in the United States, would be a broker or dealer, futures commission merchant or mutual fund; and (d) any person organized under foreign law that is engaged in the business as a currency dealer or exchanger or money transmitter).

19 -	SUBSCRIBER represents that neither the SUBSCRIBER nor any person associated with the SUBSCRIBER specified in Rule 506(d) of Regulation D, as adopted effective September 23, 2013, under the Securities Act of 1933, as amended, (the “Bad Actor Provisions”) are subject to any of the disqualifying events listed in the Bad Actor Provisions. The SUBSCRIBER agrees to inform the Fund immediately should any of such disqualifying events specified in the Bad Actor Provisions apply to the SUBSCRIBER or any persons associated with it as specified in the Bad Actor Provisions.

20 -	SUBSCRIBER confirms that for purposes of the Volcker Rule, as defined in 12 CFR 248.2(c), the SUBSCRIBER (check one box):

☐ IS a “banking entity”	☐ IS NOT a “banking entity”

21 -	SUBSCRIBER confirms that it wants to receive electronic reporting from Bank of New York Mellon. If the subscriber selects ‘Yes’ please complete the online access details below. At account opening you will be sent your login instructions.

☐ YES	☐ NO

Online User 1:-

First Name

Last Name

Phone Number

Email Address

Online User 2:-

First Name

Last Name

Phone Number

Email Address

Online User 3:-

First Name

Last Name

Phone Number

Email Address

Online User 4:-

First Name

Last Name

Phone Number

Email Address

Do you want to link another account to this online access?

☐ YES	☐ NO

If you select ‘ YES’ please provide the account number

22 -	SUBSCRIBER agrees to promptly notify the Fund of any development that causes any of the representations made or information supplied in this Application Form to be untrue at any time.

23 -	SUBSCRIBER understands that the Shares are not publicly traded and that there will be no public market for the Shares.

24 -	SUBSCRIBER understands and agrees that the Shares are being sold in a transaction which is exempt from the registration requirements of the 1933 Act and, in certain cases, of state securities laws, and that such interests will be subject to transfer restrictions under the 1933 Act and applicable state securities laws and, except to the extent that redemption is permitted as described in the Placement Prospectus and the SAI, must be held indefinitely unless subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available. The undersigned further understands and agrees that the Fund is under no obligation to register such Shares and that any exemptions are extremely limited.

25 -	SUBSCRIBER agrees to transfer all or any part of its Shares only in compliance with all applicable conditions and restrictions contained in this Application Form, the Placement Prospectus, the SAI, the 1933 Act and any applicable state securities laws.

26 -	SUBSCRIBER hereby agrees to supply the Fund with a completed U.S. Internal Revenue Service Form W-9; or, if SUBSCRIBER is an exempt foreign person, the proper form of U.S. Internal Revenue Service Form W-8. Such Forms when delivered will be fully and accurately completed.

27 -	SUBSCRIBER hereby agrees to provide the Fund and/or its service providers with other information and documents that will allow the Fund to verify the identity of SUBSCRIBER. SUBSCRIBER understands that if such information is not provided, the Fund may not be able to open an account for SUBSCRIBER. SUBSCRIBER understands that if the Fund is unable to verify SUBSCRIBER’s identity or believes the account is being used for fraudulent or illegal purposes, the Fund reserves the right to close the account and to redeem Shares and to take such other steps as the Fund deems reasonable. SUBSCRIBER further understands that the Fund or its service providers may release confidential information about SUBSCRIBER to proper authorities if the Fund or its service providers, in their sole discretion, determine that it is in the best interests of the Fund in light of applicable laws or regulations concerning money laundering and similar activities.

28 -	SUBSCRIBER hereby agrees that (i) any information provided or otherwise made available to SUBSCRIBER regarding portfolio holdings of the Fund is the confidential property of the Fund and may not be traded upon; (ii) access to such information will be limited to SUBSCRIBER’S employees and agents who are subject to a duty to keep and treat such information as confidential; and (iii) upon written request from the Fund or Baillie Gifford Overseas Limited, SUBSCRIBER shall promptly return or destroy such information. Notwithstanding any provision herein (or in the Placement Prospectus or SAI ) to the contrary, the Subscriber may disclose confidential information of the Fund to any person or entity, or retain such information, to the extent required pursuant to: (i) any legal, judicial, or administrative proceedings, subpoena, summons, order, ruling or other legal or administrative processes; and/or (ii) applicable laws, rules, or regulations.

29 -	SUBSCRIBER hereby agrees to be bound by all terms and conditions of this Application Form.

30 -	This Application Form shall be governed by and construed under the laws of The Commonwealth of Massachusetts and is intended to take effect as an instrument under seal and shall be binding on SUBSCRIBER in accordance with its terms.

31 -	Please sign this Application Form exactly as you wish your Shares to be registered. (The information supplied by you below should conform to that given on the cover page).

Subscriber

By (signature):
Print name of Subscriber (entity intended to be the registered owner of the Shares):
Print name of Person Signing (if different from Subscriber name above):
Print Title/Capacity of Person Signing:
Date of Signing:

Accepted by Baillie Gifford Funds on behalf of the Fund as follows:

By (signature):
Print name:
Print Title:
Print Date:

A copy of the Amended and Restated Agreement and Declaration of Trust establishing the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts, and notice is hereby given that this Application Form is executed on behalf of the Trust by officers of the Trust as officers and not individually and that the obligations of or arising out of this Application Form are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property belonging to the Fund.